UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

May 18, 2017

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-205310	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 S. 4th Street, Suite 150, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant's telephone number, including area code:	714-203-6717

___________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 18, 2017, Sharing Services, Inc. (the “Company”) closed a financing transaction whereby the Company borrowed the sum of Sixty-Three Thousand dollars ($63,000.00) from an accredited investor, Power Up Lending Group Ltd. (the “Lender”).  The transaction involved (i) the issuance by the Company in favor of the Lender of a Convertible Promissory Note (the “Note”) in the principal amount of $63,000.00 and (ii) the entering into of a Securities Purchase Agreement by the Company and the Lender (the “SPA”).  The Note accrues interest at the rate of Twelve percent (12%) per annum with the principal amount and all accrued interest being due and payable on February 20, 2018.  At the option of the Lender, the Note is convertible into shares of the Company’s common stock at any time following 180 days from its issuance. The foregoing description of the Note and the accompanying SPA, both dated May 15, 2017, is a summary only and is qualified in its entirety by the full text of the Note and SPA, which are filed as Exhibits 1.1 and 1.2 hereto, respectively, and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number

Description

Location

1.1

Convertible Promissory Note dated May 15, 2017 issued

Provided herewith

by Sharing Services, Inc., in favor of Power Up Lending

Group Ltd., in the principal amount of Sixty-Three

Thousand dollars ($63,000.00).

1.2

Securities Purchase Agreement dated May 15, 2017 by

Provided herewith

and between Sharing Services, Inc. and Power Up Lending

Group Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2017 SHARING SERVICES, INC. By: /s/ Jordan Brock Name: Jordan Brock Title: Chief Executive Officer/President